UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2019

YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54900	90-0890517
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 Boswell Road, Chula Vista, CA 91914
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 934-3980

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.   Entry into a Material Definitive Agreement.

On  January 7, 2019, Youngevity International, Inc. (the “Company”) entered into an At the Market Offering Agreement (the “ATM Agreement”) with The Benchmark Company, LLC (“Benchmark”), as sales agent, pursuant to which the Company may sell from time to time, at its option, shares of its common stock, par value $0.001 per share, through Benchmark, as sales agent (the “Sales Agent”). Sales of shares of common stock made pursuant to the ATM Agreement, if any, will be made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-225053) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (“SEC”), the base prospectus, dated May 29, 2018, filed as part of such Registration Statement and the prospectus supplement, dated  January 7, 2019, as will be filed by the Company with the SEC (the “Prospectus Supplement”), for the sale of up to $60,000,000 of shares of the Company’s common stock. Under the terms of the ATM Agreement, in no event will the Company issue or sell through the Sales Agent such number or dollar amount of shares of common stock that would (i) exceed the number or dollar amount of shares of common stock registered and available on the Registration Statement, (ii) exceed the number of authorized but unissued shares of common stock, (iii) exceed the number or dollar amount of shares of common stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable).

Under the terms of the ATM Agreement, the Company may sell shares of its common stock through Benchmark by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Benchmark will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Company’s common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company. The Company is not obligated to make any sales of common stock under the ATM Agreement and the Company cannot provide any assurances that it will issue any shares pursuant to the ATM Agreement. The Company will pay a commission rate of 3.0% of the gross sales price per share sold and agreed to reimburse Benchmark for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $25,000. The Company has also agreed pursuant to the ATM Agreement to provide Benchmark with customary indemnification and contribution rights.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The ATM Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The description of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the ATM Agreement filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of the Company’s counsel regarding the validity of the shares that will be issued pursuant to the ATM Agreement and the Prospectus Supplement is also filed herewith as Exhibit 5.1.

The representations, warranties and covenants contained in the ATM Agreement were made solely for the benefit of the parties to the ATM Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the ATM Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the ATM Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit No.	Description

1.1	At the Market Offering Agreement, dated January 7, 2019, by and between Youngevity International, Inc. and The Benchmark Company, LLC
5.1	Opinion of Gracin & Marlow, LLP
23.1	Consent of Gracin & Marlow, LLP (included in Opinion of Gracin & Marlow, LLP filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNGEVITY INTERNATIONAL, INC.

Date: January 7, 2019	By: /s/ David Briskie
Name: David Briskie
Title: President and Chief Financial Officer

Exhibit No.	Description

1.1	At the Market Offering Agreement, dated January 7, 2019, by and between Youngevity International, Inc. and The Benchmark Company, LLC
5.1	Opinion of Gracin & Marlow, LLP
23.1	Consent of Gracin & Marlow, LLP (included in Opinion of Gracin & Marlow, LLP filed as Exhibit 5.1)